Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statements on Form S-3 (Nos. 333-67808 and 333-90984) and Form S-8 (Nos. 33-61866, 333-31930, and 333-60984) of Ultralife Batteries, Inc. of our report dated March 28, 2003 relating to the financial statements as of December 31, 2002 and June 30, 2002 and for the six-month period ended December 31, 2002 and the year ended June 30, 2002, which appears in this Transition Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 28, 2003 relating to the financial statement schedule as of December 31, 2002 and June 30, 2002 and for the six-month period ended December 31, 2002 and the year ended June 30, 2002, which appears in this Transition Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Rochester, New York
April 11, 2003